EXHIBIT 10 (j)

COMPUTER TASK GROUP, INCORPORATED

COMPENSATION ARRANGEMENTS FOR THE NAMED EXECUTIVE OFFICERS

Set forth below is a summary of the annual and incentive compensation paid by Computer Task Group, Incorporated (the Company) to its named executive officers (defined in Regulation S-K Item 402(a)(3)) in their current positions as of the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. All of the Company's executive officers are at-will employees whose compensation and employment status may be changed at any time at the discretion of the Company's Board of Directors, subject only to the terms of employment agreements, as applicable, between the Company and these executive officers.

Effective January 1, 2016, the named executive officers are scheduled to receive the following annual base salaries in their current positions:

Current Annual Salary
Clifford B. Bleustein President and Chief Executive Officer	$500,000
Brendan M. Harrington Senior Vice President, Chief Financial Officer	$314,000
John M. Laubacker Treasurer	$210,000
Filip J.L. Gyde (1) Senior Vice President, General Manager, Europe	$294,087
Arthur W. Crumlish Senior Vice President, General Manager, Strategic Staffing Solutions	$277,000
Peter P. Radetich Senior Vice President, General Counsel	$278,000

Executive officers are also eligible to receive incentive compensation each year primarily based upon the achievement of certain targets. These targets may include specific levels of revenue growth, gross profit, or operating income. During 2015, Mr. Harrington also received $40,000 for his role as Interim Chief Executive Officer, Mr. Laubacker received $20,000 for his role as Interim Chief Financial Officer, and Mr. Gydé received $30,000 for his role as Interim Executive Vice President of Operations. Total incentive bonuses were awarded to the named executives for 2015 as follows:

2015 Bonus
Clifford B. Bleustein	$511,065
Brendan M. Harrington	$230,048
John M. Laubacker	$99,586
Filip J.L. Gyde	$137,579
Arthur W. Crumlish	$128,149
Peter P. Radetich	$115,179

(1)	Mr. Gyde is paid in Euros. This amount represents his base pay of 270,574 Euros translated into U.S. dollars at the January 1, 2016 exchange rate.